Appendix F

                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT is made as of September 15, 1997, by and between APPROVED RESBDENTIAL MORTGAGE, INC., t/a ARMADA RESIDENTIAL MORTGAGE ("Employer") and its successors and assigns, and BARRY C. DIGGINS ("Employee"), who, in consideration of the mutual promises of the parties and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties have agreed as follows:

        1. DEFINITIONS. Whenever the following words or phrases are used in the Agreement, they shall have the meanings given in this Section, unless otherwise indicated.

               (a) "Affiliate" means any Person owned by (greater than 10%), owning (greater than 10%), under common ownership with, controlling, controlled by, or under common control with, another Person, which includes subsidiary and parent organizations.

               (b) "Compete" shall mean in any way being in contest with or rivalry with Employer, including directly or indirectly working with, being employed by, or having any interest or involvement in any other Person which is involved in selling, marketing or otherwise providing any of the services or products which are provided or performed as part of the Primary Business Operation of Employer during Employee's employment with Employer.

               (c) "Customer" shall mean individual borrowers, mortgage brokers or other sources of referrals of business to Employer.

               (d) "Nonconforming Loans" means all residential real property loans, regardless of lien position, that do not conform to all applicable Federal National Mortgage Association guidelines.

               (e) "Primary Business Operation" shall mean wholesale and retail origination and sale of Nonconforming Loans.

               (f) "Person" shall include both natural persons and entities.

               (g) "Territory" shall mean the area encompassed in a 35 mile radius around any office of Employer or its Affiliates which are in the same Primary Business Operation.

        2. EMPLOYMENT. Employer employs Employee for the position of President of the division of retail offices specified on Schedule A. Employee agrees to perform the duties assigned to Employee, and to comply with the general supervision and policies of Employer and the orders, advice, and direction of the Board of Directors. Employee shall be under the direct supervision of Allan
D. Wykle, the President and Chief Executive Officer of Employer.

        3. DUTIES. Employee shall perform such duties as may be assigned by this Agreement as specified in Schedule A attached to and incorporated herein, and such other duties as may be assigned from time to time by Employer. Employee shall make available to Employer all information of which Employee shall have any knowledge, and shall make all suggestions and recommendations that will be of benefit to Employer.

         4. BEST EFFORTS OF EMPLOYEE. Employee will at all times faithfully, industriously, and to the best of Employee's ability, perform all of Employee's duties, to the satisfaction of Employer.

        5. TERM AND RENEWAL. This Agreement is for an initial term of two (2) years commencing January 1, 1997, renewable thereafter on a year to year basis. Either party must give ninety (90) days written notice if the contract is not going to be renewed. Upon failure to give such notice, this Agreement will automatically renew for a period of twelve (12) months on the same terms. This notice requirement shall continue for all subsequent renewal periods.

        6. COMPENSATION. Employer shall pay Employee in fall payment for Employee's services, compensation in accordance with the Compensation Schedule attached to this Agreement as Schedule B and incorporated as part of this Agreement, which shall remain in effect until supplemented or replaced by a new Agreement between Employer and Employee.

        7. OTHER ACTIVITIES. Employee shall devote all business time, attention, knowledge, and skills solely to the business and interest of Employer, and Employer shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services, and advice of Employee. Employee shall not, during the term of this Agreement, be employed by or contract to provide services to any other person or engage in any other business or trade, nor shall Employee use or take for Employee's personal benefit any position which conflicts with or is contrary to any position which would be beneficial to Employer. Nothing in this Agreement, however, shall limit Employee's right to invest in publicly traded securities, to engage in any business with the written consent of Employer, or to engage in civic and charitable activities.

        8. BENEFITS. Employee shall be entitled to benefits according to Employer's stated policy, as amended from time to time.

        9. TERMINATION. Employer may terminate this Agreement at any time without advance notice for cause. For the purpose of this Agreement "cause" is defined as: (i) a breach of this Agreement or any policy, rule, instruction, or order of Employer; (fi) any act or omission by Employee which involves moral turpitude, gross negligence, dishonesty, bad faith, fraud, conflict of interest, intentionally lying to Employer, taking action prohibited by Employer, or breach of fiduciary duty, (iii) violation of any law or regulation applicable to the business of the Employer; (iv) repeated neglect of duties; (v) failure to follow any lawful directive from the Chairman of the Board or Board of Directors; (vi) the failure to make 50% of the Profit Target in any year after tax. Employee shall have the right to review the financial records relating to failure to meet 50% of the Profit Target. Furthermore, this Agreement shall terminate immediately upon Employee's death or disability, but such termination shall not affect any previously vested right of Employee to receive disability payments in accordance with any applicable plan for a disability which arises while this Agreement is in effect.

        10. CONFIDENTIAL AND PROPRIETARY INFORMATION. In the course of this employment, Employee will be exposed to certain confidential and proprietary information of Employer and its Customers. Employee shall not reproduce or remove from any premises any such information without the express written consent of Employer. Any such information acquired by Employee shall be promptly delivered to Employer if in tangible form, unless specific written consent is received from Employer. Employee shall not at any time or in any manner, disclose to any Person, nor in any way use to his benefit or that of any other person, any information concerning any matters affecting or relating to the business of employer, including any of its Customers, the prices it obtains or at which it offers its products or services, or the sources of and/or prices it pays for any supplies, material, services or technical assistance, or any other information concerning the finances or business of Employer or any of its Customers, without regard to whether any of the foregoing matters would otherwise be considered confidential or trade secrets, the parties agreeing that these matters are important, material and confidential and gravely affect the successful conduct of Employer's business and goodwill, and that any breach of the terms of this Section shall be a material breach of this Agreement and result in irreparable harm to Employer. Employee further agrees that upon termination or expiration of this Agreement for any reason, Employee shall immediately deliver to Employer any and all information, documents, agreements, data, work product, customer lists, notes, and the like of Employer or relating to Employee's business. The duties and restrictions on Employee in this Section shall survive the expiration or termination of this Agreement and remain in full force and effect for so long as Employer continues in business.

        11. COVENANT NOT TO COMPETE. In consideration of the employment of Employee or in the event Employee is entering into this Agreement after having been an employee, either with a prior contract or no contract, then in consideration of continued employment, the benefits of this Agreement and other good and valuable consideration, the Employee independently covenants and agrees with Employer, each of which said covenants shall be independent of and severable from each other and each of which shall continue in force for the specified duration irrespective of the completion and performance of all other obligations between the parties hereto, that:

               (a) Employee will NOT during the term of Employee's employment, nor one (1) year immediately following the termination of employment, Compete with Employer within the geographical limits of the Territory.

               (b) Employee will NOT during the term of Employee's employment, nor for one (1) year immediately following termination of employment, Compete with Employer within a 35-mile radius of any office supervised by Employee during his employment with Employer.

               (c) Employee will NOT, during the term of Employee's employment nor one (1) year immediately following the termination thereof, directly or indirectly, for Employee, or in conjunction with any other Person, (by disparagement of Employer's business or otherwise), do business with, divert, take away or cause to leave any of the Customers of Employer.

               (d) Employee will NOT, during the term of Employee's employment nor two (2) years immediately following the termination thereof, directly or indirectly, for Employee, or in conjunction with any other Person (by disparagement of Employer's business or otherwise), employ, solicit, divert or take away any of the employees of Employer.

               (e) If any of the preceding limitations on the Employee imposed by the preceding subsection "(a)" through "(d)" exceed the maximum limitation permissible under the statutes, laws or precedents of any state wherein it is sought to be enforced against the Employee, then the parties hereto agree that such limitation may and shall be deemed to be amended to conform to the maximum limitation permissible under such statutes, laws or precedents, or in the absence thereof, to such limitations deemed appropriate by any court of record in the state wherein it is sought to be enforced.

               (f) The Employee acknowledges that a violation on Employee's part of any covenants of this Section and its Subsections or Section 10 or 12 will cause such damage to the Employer as will be irreparable and the exact amount of which will be impossible to ascertain, and for that reason, the Employee further acknowledges that the Employer shall be entitled, as a matter of course, to an injunction out of any Court of competent jurisdiction, restraining any further violation of the covenant by the Employee, and, pending the hearing and decision on the application for such injunction, the Employer shall be entitled to a Temporary Restraining Order, and waives any request for a bond, or the equivalent thereof without prejudice to any other remedies available to it.

               (g) It is mutually agreed that regardless of whether the Employee leaves the employ of the Employer by Employee's own request or the request of the Employer, or regardless of how or by what manner the employment relationship is terminated (including whether with or without cause), or this contract is terminated or expires, the "independent covenants herein contained in this Section and in Sections 10 and 12 shall survive and remain in full force and effect as INDEPENDENT COVENANTS. Should any provision or covenant in this Agreement be breached by Employer, or be declared void or unenforceable by a court of competent jurisdiction, the remaining covenants and provisions including those in this Section 11 and Sections 10 and 12 shall nevertheless remain in full force and effect, each being independent and severable.

               (h) During the term of the noncompetition covenant, Employee shall give all of Employee's actual and prospective employers written notice of the requirements of the noncompetition covenant. If Employer believes that Employee has failed to provide any actual or prospective employer such notice, Employer may provide such notice, including providing a copy of any or all of this Agreement.

               (i) Employee acknowledges that (i) there was no duress involved in signing this Agreement; (ii) other employment options were available to Employee at the time of signing this Agreement; (iii) Employee's covenant not to compete was a material and necessary inducement to Employer to employ or continue the employment of Employee; (iv) Employee understands the policy of reasonableness regarding restrictive covenants and agrees that the restrictions imposed upon Employee by this Agreement are reasonable in scope and duration and are necessary to serve a legitimate business interest of Employer;
(v) Employee acknowledges that the Nonconforming Loan business is only a part of the overall mortgage loan industry and therefore a restrictive covenant limited to the Primary Business Operation as defined herein would not prevent Employee from earning a livelihood in the overall mortgage loan industry, and (vi) Employee has had an opportunity to have this Agreement reviewed by legal counsel of Employee's choice.

                (j) Employee represents and warrant that his employment by Employer does not and will not breach any agreement or duty which Employee has to any other Person to keep in confidence any confidential information belonging to others or not to compete with others. Employee shall not disclose to Employer or use on its behalf any confidential information belonging to others.

        12. INTELLECTUAL PROPERTY RIGHTS. Employee acknowledges that the proprietary rights to any original works, concepts, software, manuals, programs, routines, inventions, trademarks, servicemarks, and tradenames made, developed, or conceived by Employee, whether singularly or in conjunction with another Person, during the term of this Agreement (collectively "Inventions") shall be the property of Employer. Accordingly, Employee agrees as follows:

               (a) Employee hereby assigns, and shall assign in the future, any and all of Employee's rights in or to all Inventions.

               (b) Employee shall promptly disclose in writing to Employer any Invention. If requested by Employer, Employee will execute, file, and prosecute any and all applications and assignments necessary or proper to vest in Employer the complete rights in and to any Inventions.

               (c) If Employer chooses to pursue any patent or other application for any Invention, Employer shall bear all costs and fees in connection with the application.

               (d) If Employer declines in writing to pursue any patent or other application for an Invention, Employee may with the written consent of Employer pursue the application in Employee's own name and at Employee's own expense, provided that Employer shall have a perpetual world-wide, royalty-free license and right to use, or to adapt and develop in any way, any and all Inventions, whether or not protectable under any applicable law.

               (e) Upon the termination of this Agreement for any reason, Employee shall deliver to Employer any and all notes, records, documents and other material relating to any completed or incomplete Inventions which Employee worked on prior to such termination.

               (f) Except as set forth on Schedule C attached to and incorporated in this Agreement, Employee shall not assert any rights to any Inventions as having been made or acquired by Employee prior to being employed by Employer, or since then and not covered by this Agreement.

               (g) Employee need not assign to Employer any rights to any invention, etc. wholly conceived and developed by Employee after the termination of this Agreement, unless the conception or development of such invention, etc. involves the use of confidential or proprietary information obtained by Employee while employed by Employer.

        13. GOVERNING LAW AND FORUM. All questions regarding this Agreement shall be governed by the laws of Virginia, except that in the case of an issue regarding the reasonableness of any restrictive covenants in Sections 10, 11 or 12 of this Agreement, the parties agree to apply the law of the state wherein Employer files legal action to enforce any restrictive covenant. Any suit relating to this Agreement must be brought in the Circuit or General District Courts of the City of Virginia Beach, Virginia, provided, however, Employer may file legal action in connection with the enforcement of any of the restrictive covenants contained in this Agreement in any state or federal court where Employer in its discretion deems it appropriate for its protection.

        14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, personal representatives, successors and assigns.

        15. ASSIGNABILITY. The rights and obligations of Employee under this Agreement may not be assigned or delegated. The rights and obligations of Employer may be assigned or delegated without the consent of Employee.

        16. OFFSETS AGAINST COMPENSATION. Upon termination of this Agreement Employee authorizes Employer to offset against any compensation or other amounts owing to Employee any sums that Employee owes to Employer, evidenced in writing.

        17. NOTICES. Any notice or other communication required or permitted by this Agreement shall be in writing and shall be considered given when hand delivered or deposited in the United States mail postage prepaid, via first class or certified mail, and addressed to Employer at its administrative headquarters and to Employee at his residence, as indicated by the records of the Employer.

        18. HEADINGS. The headings in this Agreement are for convenience only and are not a part of the substantive agreement of the parties, nor shall the headings be used in the interpretation or construction of this Agreement.

        19. NUMBER AND GENDER. Whenever used in this Agreement, the singular shall include the plural and the plural shall include the singular. The masculine gender shall include the feminine and the neuter.

        20. SEVERABILITY. If any provision of this Agreement is determined to be unenforceable, the remainder of this Agreement shall be construed and enforced as if the unenforceable provision had not been contained in this Agreement, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        21. ENTIRE AGREEMENT. This Agreement is intended to be a complete, exclusive, and final expression of the parties' agreements concerning Employee's employment, merging and replacing all prior negotiations, offers, representations, warranties and agreements. To the extent that Employee was employed by Employer prior to the date of this Agreement, this Agreement is in confirmation of the agreements previously reached and under which the parties have been working. No course of prior dealing between the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms of this Agreement.

        22. MODIFICATION AND WAIVER. The provisions of this Agreement may not be modified or waived, including the waiver of the provisions of this Section, except by a written instrument, signed by the party against whom such modification or waiver is sought to be enforced.

        23. SURVIVAL. Any provision of this Agreement which imposes any obligation upon Employee which may extend beyond the term of this Agreement shall survive the termination of this Agreement.

        24. THIRD PARTY BENEFICIARIES. The provisions of this Agreement are intended to benefit only the parties to this Agreement. No person not a party to this Agreement shall be deemed to be a third party beneficiary of this Agreement, nor shall any such person be empowered to enforce the provisions of this Agreement, except to the extent such a person becomes a permitted assignee of one of the parties.

        25. COST OF ENFORCEMENT. In the event of the enforcement of any of the terms of this Agreement by Employer, due to a breach or noncompliance by Employee, Employee agrees to pay all expenses including legal fees, incurred by Employer in the enforcement of this Agreement and the pursuit of any other remedies afforded Employer by law for damages or otherwise.

        26. NON-WAIVER. The failure of the Employer at any time to require the performance by the Employee of any of the provisions, covenants and conditions hereof shall in no way affect its right thereafter to enforce the same; nor shall the waiver by the Employer of any breach of this Agreement, term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach of any agreement, term provision, covenant or condition. The failure by Employer to require performance by any other employee of any provision, covenant or condition in that employees employment agreement shall in no way affect Employer's right to enforce this Agreement or any covenant herein.

        WITNESS the following signatures and seals:


                                    EMPLOYER:

                                    APPROVED RESIDENTIAL MORTGAGE, INC.,
                                    t/a ARMADA RESIDENTIAL MORTGAGE


                                    By: /s/ Allen d. Wykle
                                       -----------------------------
                                    Title: President
                                           -------------------------

                                    EMPLOYEE:

                                    /s/ Barry C. Diggins
                                    --------------------------------
                                    Barry C. Diggins

--------------------------------------------------------------------------------

                                    SCHEDULES

--------------------------------------------------------------------------------

                                   SCHEDULE A

                       ADDITIONAL SPECIFIC DUTIES ASSIGNED
                     UPON EXECUTION OF EMPLOYMENT AGREEMENT
                     --------------------------------------



        Barry C. Diggins shall be in charge of sales for the following existing offices and such new offices as assigned to him in writing by the Board of Directors or the President/Chairman of the Board of Employer by amending this Schedule A pursuant to Schedule A-1 attached to this Schedule A:

                  1.       Columbia, S.C.
                  2.       Columbia, MD
                  3.       Raleigh, NC
                  4.       Richmond, VA
                  5.       Cincinnati, OH
                  6.       Lanham, MD
                  7.       Baltimore, MD
                  8.       Charlotte, NC
                  9.       Newark, DE
                  10.      Greensboro, NC
                  11.      Wilmington, NC
                  12.      Chesapeake, VA
                  13.      Columbus, OH
                  14.      Tucker, GA
                  15.      Orlando, FL

                                  SCHEDULE A-1

           AMENDMENT TO SCHEDULE A OF THE EMPLOYMENT AGREEMENT BETWEEN
         BARRY C. DIGGINS AND APPROVED RESIDENTIAL MORTGAGE, INC., t/a/
              ARMADA RESEDENTIAL MORTGAGE, DATED ____________ 1997


This following additional branch office of Approved Residential Mortgage, Inc. t/a Armada Residential Mortgage is hereby added to those other branch offices under the sales supervision of Barry C. Diggins:


                                             ---------------------------
                                                    Office Name


                                             ---------------------------

                                                    Office Address

                                             ---------------------------

                                             ---------------------------

        The office is hereby deemed a part of Schedule A of Barry C. Diggins' Employment Contract as of the date set forth above.

                                             APPROVED RESIDENTIAL MORTGAGE,
                                             INC., t/a ARMADA RESIDENTIAL
                                             MORTGAGE


                                             By
                                                ------------------------

                                   SCHEDULE B

                              COMPENSATION SCHEDULE
                              ---------------------


        1. BASE COMPENSATION. $130,000.00 annually, payable in arrears in twenty-four (24) equal semi-monthly payments subject to an annual increase of six (6%) percent during the initial term.

        2. GROUP BENEFITS. Employee shall be entitled to group benefits as contained in the stated written policy of the Corporation or Approved Financial Corp. its parent, which may from time to time be revised.

        3. VACATION. Employee shall be entitled to three (3) weeks paid vacation. After five (5) years of service this shall increase to four (4) weeks.

        4. BONUS. In each year when Employer reaches the "Profit Target" for offices under his supervision, Employee shall be eligible for a bonus of up to 100% of his Base Compensation. The Profit in the Profit Target is defined to mean the net after tax profit attributable to the offices supervised by Employee. The Profit Target for the second half of 1997 is $1,375,000. If employee reaches at least 75% of the Profit Target, he shall earn a bonus computed by multiplying the percentage of the "Profit Target" reached times 100% of his Base compensation. If Employee reaches less than 75% of the Profit Target, there will be no bonus for that year.

        For 1998 and each subsequent year the Profit Target will be determined by Employer and provided to Employee in the form of Schedule B-1 attached hereto.

        5. INCENTIVE COMPENSATION. Employee shall be entitled to 5% of annual after tax net profit (determined in accordance with Generally Accepted Accounting Principles except for the calculation of the loan sale premium attributed to the offices supervised by Employee, which is to be calculated based on a previously determined formula attached hereto as Schedule B-2) attributable to the offices supervised by Employee as specified in Schedule A as amended to the Employment Agreement. Estimated payments will be made quarterly with adjustments at year-end after audited financials are finalized. Any such incentive compensation in excess of $150,000 per year may within the discretion of Employer be converted to nonstatutory stock options pursuant to a separate Nonstatutory Stock Option Agreement of even date with this Employment Agreement.

        6. INCENTIVE FOR LIFE INSURANCE PREMIUM. Employee shall be entitled to 5% of gross written life insurance premiums of Employer payable quarterly.

        7. COMPENSATION AFTER TERMINATION. If Employee terminates his employment or is terminated for cause as defined in the Agreement or either party elects not to renew at the end of any term with the required notice, this contract shall cease, and no further compensation or benefits in any form shall be paid Employee. If this Agreement is terminated by Employer without cause during the initial term, then Employee in lieu of any other damages or compensation shall be entitled to severance pay in an amount equal to $300,000 multiplied by a percentage equal to the number of days left at termination in the initial term divided by 730. If terminated without cause in a renewal term, the severance pay shall be equal to the base compensation for that renewal term multiplied by a percentage equal to the number of days remaining in the renewal term at termination divided by 365.

                                  SCHEDULE B-1

         ANNUAL NET AFTER TAX PROFIT TARGET FOR BARRY C. DIGGINS
         -------------------------------------------------------

        The Profit Target pursuant to Schedule B of the Employment Contract of Barry C. Diggins shall for the year _____ for all offices listed on Schedule A as amended to his Employment Contract, as of the commencement of the above specified year be $_____ plus an amount equal to the following:

        (a) For each new full-service office opened during the above specified year:

                $300,000 multiplied by a fraction, the numerator of which shall be the number of days during the year that the office was opened (after the 90-day initial probation period) and the denominator of which is 365.

        (b) For each new executive sales center (satellite office reporting to branch office) opened during the above specified year:

                220,000 multiplied by a fraction, the numerator of which shall be the number of days during the year that the office was opened (after the 90-day initial probation period) and the denominator of which is 365.

                                           APPROVED RESIDENTIAL MORTGAGE,
                                           INC., t/a ARMADA RESIDENTIAL
                                           MORTGAGE


                                           By
                                               --------------------------

                                  SCHEDULE B-2

                                  PROFIT & LOSS
                                  -------------
                                     EXAMPLE
                                     -------

(This is an example only. It is understood that the Buy Rate may change quarterly. The Buy Rate is the rate at which Buyer will buy at par. The Buy Rate used will be a blend of Approved Financial Corp.'s two largest purchasers.)

BRANCH "A"

                     *January 1997 Total Volume = $1,000,000

            "A" through "D" grades = $800,000.......... WAC = 12.25%
                  "A+" grades = $200,000.......... WAC = 9.75%

                              BACK END CALCULATION

INDEX #1

            "A" through "D" = 12.25% ---- 10.00% = 2.25% or 225 BPTS
                      (wac) minus (index) = Premium upsell

                       225 BPTS divided by 35 BPTS = 6.42%

                           6.42% x $800,000 = $51,360
                                              -------
                     (Premium) x (Volume) = Back End Premium

INDEX #2

                  "A+" = 9.75% ------ 8.75% = 1.50% OR 150 PBTS
                      (wac) minus (index) = Premium Upsell

                       150 BPTS divided by 35 BPTS = 4.28%

                           3.125% x $200,000 = $8,560
                                               ------
                      (Premium) x (Volume) Back end Premium

                         END OF MONTH PROFIT CALCULATION

                         Front end Points = $50,000 (5%)
                  + Insurance income $6,250 (45% x $15,000 GWP)
                 + Back end premium $59,920
                                    -------

                            Total Revenue = $116,170
                           Total Expenses = $ 60,000
                                            --------

                          TOTAL PRETAX PROFIT= $56,170

                        PROFITABILITY CALCULATION FORMULA



                                FRONT end Revenue
                                + Insurance Income
                                + Back end Revenue
                                ------------------
                                = TOTAL REVENUE

                                - Total Expenses (Actual Expenses)
                                ----------------

                                = PRETAX INCOME


                                  DEFINITIONS

A) Front end Revenue = Total points - Underwriting/processing fees
B) Insurance income = Total GWP (Gross Written Premiums) X 45%
C) Back end Premiums: Back end premiums will be calculated by using 2 separate indexes. The first index will apply to loans graded "A" through "D". The second index will apply to loans graded "A+". Back end premiums will be calculated using a ratio of 35 Bpts to 1.

      INDEX #1
          A--D GRADES = Prime + 1.75% = Blended Par Rate

      INDEX#2
          A+ GRADES = Prime + 0% = Blended par rate



* Each branch will be able to track total revenue at the close of each business month. The only piece of the profit picture that will be delayed are the expenses of the branch.

                             Page 2 of Schedule B-2

                                   SCHEDULE C
                                   ----------


Employee has no inventions which Employee claims to have an interest in, except those expressly listed below. If there are none, then specify "none."



                                      NONE